OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                       TELEPHONE (212) 753-7200 Exhibit 5







                                                   June 3, 1998







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:  The Netplex Group, Inc.
                       Commission File No. 333-51905
                       Registration Statement on Form S-3

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated May 5, 1998, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by The Netplex Group, Inc., a New York corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of 6,149,435 shares (the "Shares") of the Company's Common Stock, $.001 par value, including up to 4,397,435 Shares of Common Stock issuable upon exercise of outstanding warrants.

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals,


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June 3, 1998
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and the  conformity  to  original  documents  of  documents  submitted  to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and reserved for and, either are legally issued, fully paid and non-assessable or when issued in accordance with the terms of the warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof. We advise you that certain members of this firm hold options to purchase Common Stock of the Company.

                                     Very truly yours,


                                     /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                     ------------------------------------------
                                       OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP